EXHIBIT 10.3

February 9, 2004

Pieter Van der Vorst
SVP & Chief Financial Officer
Sybase, Inc.
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)

Dear Pieter:

The year 2004 marks our 20th anniversary and is a critical year for Sybase growth. We have enjoyed several years of profitability, are cash flow positive, and in the last six months, expanded our partner base to include venerable companies like Intel and SAP. The Unwired Enterprise is our driving strategy for 2004 — it is a pivotal part of extending growth in the IT marketplace. We have exciting new products rolling out from every part of the company, and the new Unwired Enterprise solution will define the mobile enterprise category for the industry. We will need everyone’s help to ensure that we make the most of our technology leadership and that we continue to demonstrate a high level of unique value to customers and partners in all of our programs.

Thank you for your contributions last year and ask that all of us keep sight of the challenges ahead. More than ever, we need to remain focused and dedicated to delivering growth and shareholder value required for Sybase to remain strong and competitive. The board has approved our incentive bonus payout and your bonus payout will be included in your February 15, 2004 paycheck.

Let me also inform you of your 2004 Executive Compensation as approved by the Sybase, Inc. Compensation Committee at the February 4, 2004 meeting.

1.	Cash compensation (effective January 1, 2004)

•	Annual base salary: $337,800 (Paid semi-monthly at $14,075)

•	Incentive bonus target: 73% ($247,500)

•	Total target earnings (TTE): $584,800

Your incentive bonus target will be based on Sybase, inc. overall company performance as follows:

•	50% on Sybase revenue of $817M

•	50% on Sybase profit before taxes (PBT) of $169.5

Sybase, Inc.
One Sybase Drive
Dublin, CA 94568

Pieter Van der Vorst
February 9, 2004

Payment of annual incentive bonus will be based on following:

a)	Sybase revenue:

•	70% at 95% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

•	no cap

b)	Sybase PBT

•	70% at 70% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

•	no cap

2.	Long-Term Incentives

(a)	Sybase Stock Option Grant (4-year vest):

•	50,000 shares

(b)	Sybase Restricted Stock Grant (3-year cliff vest with performance acceleration, i.e. from 3-year cliff vest to 2-year cliff vest if Sybase meets its 2004 budgeted revenue):

•	10,000 shares at $0.10 per share.

I look forward to your contributions this year as we continue our pursuit of maintaining integrity and credibility with our investors, customers, partners, and employees.

Sincerely,

/S/ JOHN S. CHEN

John S. Chen
Chairman, CEO and President

cc:	HR File
edl